Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-288820 and No. 333-282204) and Form S-8 (Nos. 333-224847, 333-228557, 333-230187, 333-239355 and 333-287831) of Equitable Holdings, Inc. of our report dated February 25, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 25, 2026